                                            March 30, 2007

Residential Accredit Loans, Inc.
8400 Normandale Lake Boulevard
Minneapolis, Minnesota  55437

         Re:      Residential Accredit Loans, Inc.
                  Mortgage Asset-Backed Pass-Through Certificates, Series 2007-QS4

Ladies and Gentlemen:

         We have advised  Residential  Accredit  Loans,  Inc. (the  “Registrant”)  with respect to certain  federal income tax aspects of the  issuance by the  Registrant  of the  Mortgage  Asset-Backed  Pass-Through  Certificates,
Series 2007-QS4 (the  “Certificates”).  The Certificates will be issued pursuant to a Series  Supplement,  dated as of March 1,  2007 to the  Standard  Terms of  Pooling  and  Servicing  Agreement,  dated as of  December  1,  2006,
(together,  the “Pooling and Servicing Agreement”) as more particularly  described in the prospectus dated December
6, 2006 (the “Base  Prospectus”) and the prospectus  supplement dated March 28, 2007, (the “Prospectus  Supplement”
and together  with the Base  Prospectus,  the  “Prospectus”)  relating to such  series,  each forming a part of the
Registration  Statement  on Form S-3 (File No.  333-131213)  as filed by the  Registrant  with the  Securities  and
Exchange  Commission  under the Securities  Act of 1933, as amended (the “Act”),  on January 23, 2006, and declared effective on March 3, 2006 (the  “Registration  Statement”).  Such advice  conforms to the  description of selected federal income tax consequences to holders of the  Certificates  that appears under the heading  “Material  Federal
Income Tax  Consequences” in the Base Prospectus and “Material  Federal Income Tax  Consequences” in the Prospectus
Supplement.  Such  description  does not purport to discuss all possible income tax  ramifications  of the proposed issuance,  but with  respect to those tax  consequences  which are  discussed,  in our opinion the  description  is accurate in all material respects, and we hereby confirm and adopt as our opinion the opinions set forth therein.

         We hereby  consent to the filing of this opinion as an exhibit to the  Registration  Statement  and to the use of our name  wherever  appearing  in the  Prospectus  contained  therein.  In giving  such  consent,  we do not consider that we are “experts,”  within the meaning of the term as used in the Act or the rules and  regulations of the Commission issued thereunder,  with respect to any part of the Registration  Statement,  including this opinion as an exhibit or otherwise.

                                                     Very truly yours,

                                                     /s/Orrick, Herrington & Sutcliffe LLP

                                                     ORRICK, HERRINGTON & SUTCLIFFE LLP